Forum Energy Technologies Announces Fourth Quarter and Full Year 2012 Earnings

•	2012 revenue growth of 25%

•	2012 net income growth of 62%

•	2013 diluted earnings per share guidance of $1.80 to $1.90

HOUSTON, TEXAS, February 14, 2013 - Forum Energy Technologies, Inc. (NYSE: FET) today reported fourth quarter 2012 revenue of $330 million compared to $337 million for the fourth quarter 2011. Net income for the fourth quarter 2012 was $24 million, down from fourth quarter 2011 net income of $32 million. Diluted earnings per share for the fourth quarter 2012 were $0.26, compared to fourth quarter 2011 diluted earnings of $0.43 per share. Included in the fourth quarter 2012 results was $0.02 per share of charges for transaction expenses, severance and foreign exchange losses. The fourth quarter 2011 diluted earnings per share did not include the impact of the 16.6 million shares issued in connection with Forum's initial public offering in April 2012.

Forum's total revenue for the full year 2012 was $1.415 billion, an increase of $287 million, or 25% from 2011. Net income was $151 million in 2012, an increase of $58 million, or 62%, from 2011 mainly due to higher market demand for our equipment and products, and the full year benefit in 2012 of the eight acquisitions completed during 2011. Diluted earnings per share for the year were $1.74.

Fourth Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea revenue in the fourth quarter 2012 was $187 million, a decrease of $7 million, or 3%, from the fourth quarter 2011. The Drilling Technologies product line revenue decreased 6% compared to the fourth quarter 2011 on a decrease in the North America rig count. The Subsea Technologies product line revenue increased modestly in the fourth quarter 2012 over the fourth quarter 2011.
Production & Infrastructure
Production & Infrastructure revenue in the fourth quarter 2012 was $143 million, which was flat with revenue in the fourth quarter 2011. Strong demand and revenue growth for Valve Solutions and Production Equipment were offset by significantly lower demand for our Flow Equipment product line in the fourth quarter 2012 compared to the fourth quarter 2011.

Review and Outlook
Cris Gaut, Chairman and Chief Executive Officer of Forum, remarked, "Forum had a successful year during 2012. We delivered record annual revenue with each of our six product lines increasing revenue. We completed our IPO and concurrent private placement in April 2012, and closed four acquisitions in the fourth quarter 2012.
"We are not satisfied, however, with our performance during the fourth quarter 2012. A significant factor was the declining U.S. rig count during the period. The latter part of the fourth quarter was particularly challenging as customers significantly reduced spending on consumable products and delayed delivery of capital equipment orders. As a result, we had manufacturing inefficiencies and under absorbed costs, which depressed margins.
"In 2013, we anticipate sequential quarterly revenue and margin improvement in both of our segments, as most of our product lines are seeing improved demand. Our Drilling product line, however, is expected to face continued demand softness until the North America rig count improves. Forum expects diluted earnings per share for the full year 2013 of $1.80 to $1.90, and the first quarter 2013 of $0.31 to $0.35.
"We are pleased to welcome the employees of Dynacon, Inc. and Merrimac Manufacturing, Inc., our two most recent acquisitions, to Forum."

Recent Acquisitions

•
Dynacon, the leading provider of launch and recovery systems used for deployment of remotely operated vehicles and high quality, specialized cable and umbilical handling equipment for all segments of the marine industry.

•
Merrimac, a manufacturer of premium consumable parts for drilling, well servicing and pressure pumping applications, including mud pump parts, power swivel parts and valves and seats for hydraulic fracturing pumps.

Conference Call Information
Forum's conference call is scheduled for February 15, 2013 at 9:00 AM CST. During the call, the company intends to discuss fourth quarter 2012 results. To access the call, please call the conference call operator at 888-680-0890 within North America, or 617-213-4857 outside of North America. The access code is 36484946. The call will also be broadcast through the Investor Relations link on Forum's website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for 30 days and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 17205120.

Forum Energy Technologies, Inc., headquartered in Houston, TX, is a global provider of manufactured technologies and applied products to the energy industry. Forum's over 3,400 employees provide the products and technologies essential to solving the increasingly complex challenges of the energy industry. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations & Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2012	2011	2012
Revenue	$330.1	$336.7	$347.8
Total operating expenses	292.2	286.2	284.9
Operating income	37.9	50.5	62.9
Interest expense	3.4	5.8	3.6
Loss (gain) on foreign exchange	0.5	(0.9)	0.8
Profit before income taxes	34.0	45.6	58.5
Provision for income tax expense	10.1	13.9	17.6
Net income	23.9	31.7	40.9
Less: Net income attributable to noncontrolling interest	—	—	—
Net income attributable to common stockholders	$23.9	$31.7	$40.9

Weighted average shares outstanding (1)
Basic	86.1	67.8	85.0
Diluted	93.4	74.0	92.3

Earnings per share
Basic	$0.28	$0.47	$0.48
Diluted	$0.26	$0.43	$0.44

(1) Third and fourth quarter 2012 diluted earnings per share include the impact of the 16.6 million shares issued in connection with the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)
	Year ended
	December 31,
(in millions, except per share information)	2012	2011
Revenue	$1,414.9	$1,128.1
Total operating expenses	1,174.0	967.5
Operating income	240.9	160.6
Interest expense	16.4	19.5
Loss on foreign exchange	1.7	0.4
Profit before income taxes	222.8	140.7
Provision for income tax expense	71.3	47.1
Net income	151.5	93.6
Less: Net income attributable to noncontrolling interest	0.1	0.3
Net income attributable to common stockholders	$151.4	$93.3

Weighted average shares outstanding (1)
Basic	80.1	63.3
Diluted	86.9	67.5

Earnings per share
Basic	$1.89	$1.48
Diluted	$1.74	$1.38

(1) Diluted earnings per share for the year ended December 31, 2012 include the weighted impact of the 16.6 million shares issued in connection with the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets

(in millions of dollars)	December 31, 2012	December 31, 2011
Assets	(unaudited)
Current assets
Cash and cash equivalents	$41.1	$20.6
Other current assets	733.8	598.0
Total current assets	774.9	618.6
Property and equipment, net of accumulated depreciation	153.0	124.8
Goodwill	696.3	600.8
Other long-term assets	268.8	263.1
Total assets	$1,893.0	$1,607.3
Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital lease obligations	$20.5	$5.2
Accounts payable—trade	99.0	97.6
Accrued liabilities	93.7	92.3
Other current liabilities	67.7	59.6
Total current liabilities	280.9	254.7
Long-term debt, net of current portion	400.2	660.4
Other long-term liabilities	49.7	37.1
Total liabilities	730.8	952.2
Equity
Total stockholders’ equity	1,161.5	654.5
Noncontrolling interest in subsidiary	0.7	0.6
Total equity	1,162.2	655.1
Total liabilities and equity	$1,893.0	$1,607.3

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Year ended December 31,
(in millions of dollars)	2012	2011
Cash flows from operating activities
Net income	$151.5	$93.6
Change in contingent consideration	(4.6)	12.1
Impairment of intangible assets	1.2	—
Depreciation and amortization	51.8	40.8
Other, primarily working capital	(54.9)	(107.2)
Net cash provided by operating activities, excluding contingent consideration payments (1)	$145.0	$39.3
Cash flows from investing activities
Capital expenditures for property and equipment	$(49.7)	$(41.2)
Proceeds from sale of property and equipment and other	5.1	1.0
Acquisition of businesses, net of cash acquired	(139.9)	(509.9)
Net cash provided by (used in) investing activities	$(184.5)	$(550.1)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$203.3	$520.3
Repayment of long-term debt	(454.0)	(62.0)
Proceeds of Initial Public Offering, net of offering costs	256.4	—
Proceeds from concurrent private placement	50.0	—
Payment of contingent consideration	(18.2)	—
Excess tax benefits from stock based compensation	7.3	1.0
Proceeds from stock issuance	14.4	57.0
Other	(0.5)	(6.2)
Net cash provided by (used in) financing activities, including contingent consideration payments	$58.7	$510.1
Effect of exchange rate changes on cash	1.3	0.9
Net increase (decrease) in cash and cash equivalents	$20.5	$0.2

(1) For the year ended December 31, 2012, the amount excluded from cash provided by operating activities for the contingent consideration payment is $7.1 million and this amount is included in the “Payment of contingent consideration” caption.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)
	Three months ended
	December 31, 2012	December 31, 2011	September 30, 2012
(in millions of dollars)	Actual	Actual	Actual
Revenue
Drilling & Subsea	$187.0	$193.5	$203.8
Production & Infrastructure	143.4	143.2	144.1
Eliminations	(0.3)	—	(0.1)
Total revenue	$330.1	$336.7	$347.8

Operating income
Drilling & Subsea	$27.4	$34.4	$41.4
Operating income margin %	14.7%	17.8%	20.3%
Production & Infrastructure	17.2	27.3	25.5
Operating income margin %	12.0%	19.1%	17.7%
Corporate	(5.6)	(5.0)	(6.2)
Total Segment operating income	39.0	56.7	60.7
Other items not included in segment operating income (1)	(1.1)	(6.2)	2.2
Total operating income	$37.9	$50.5	$62.9
Operating income margin %	11.5%	15.0%	18.1%

EBITDA (2)
Drilling & Subsea	$36.7	$45.2	$51.8
Percentage of D&S revenue %	19.6%	23.4%	25.4%
Production & Infrastructure	20.7	30.2	28.8
Percentage of P&I revenue %	14.4%	21.1%	20.0%
Corporate	(5.4)	(4.9)	(6.0)
Other items (3)	(0.9)	(6.2)	0.5
Total EBITDA	$51.1	$64.3	$75.1
Percentage of total revenue %	15.5%	19.1%	21.6%

(1) Includes contingent consideration, transaction expenses and gain/(loss) on sale of assets.
(2) The company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

(3) Includes contingent consideration and transaction expenses.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)
	Year ended
	December 31, 2012	December 31, 2011
(in millions of dollars)	Actual	Actual
Revenue
Drilling & Subsea	$826.5	$659.4
Production & Infrastructure	589.2	468.7
Eliminations	(0.8)	—
Total revenue	$1,414.9	$1,128.1

Operating income
Drilling & Subsea	$161.2	$117.9
Operating income margin %	19.5%	17.9%
Production & Infrastructure	97.3	78.0
Operating income margin %	16.5%	16.6%
Corporate	(20.6)	(20.2)
Total segment operating income	237.9	175.7
Other items not included in segment operating income (1)	3.0	(15.1)
Total operating income	$240.9	$160.6
Operating income margin %	17.0%	14.2%

EBITDA (2)
Drilling & Subsea	$198.7	$148.6
Percentage of D&S revenue %	24.0%	22.5%
Production & Infrastructure	110.4	88.0
Percentage of P&I revenue %	18.7%	18.8%
Corporate	(19.9)	(20.2)
Other items (3)	1.7	(15.6)
Total EBITDA	$290.9	$200.8
Percentage of total revenue %	20.6%	17.8%

(1) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(2) The company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

(3) Includes contingent consideration, intangible asset impairment and transaction expenses.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Three months ended
	December 31, 2012	December 31, 2011	September 30, 2012
(in millions of dollars)	Actual	Actual	Actual
EBITDA reconciliation (1)
Net income attributable to common stockholders	$23.9	$31.7	$40.9
Interest expense	3.4	5.8	3.6
Depreciation and amortization	13.7	12.9	13.0
Income tax expense	10.1	13.9	17.6
EBITDA	$51.1	$64.3	$75.1

(1) The company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Year ended
	December 31, 2012	December 31, 2011
(in millions of dollars)	Actual	Actual
EBITDA reconciliation (1)
Net income attributable to common stockholders	$151.4	$93.3
Interest expense	16.4	19.5
Depreciation and amortization	51.8	40.9
Income tax expense	71.3	47.1
EBITDA	$290.9	$200.8

(1) The company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.